Exhibit 99.1

      Schick Technologies, Inc. Fiscal 2005 Second Quarter Earnings Release
                           Scheduled for November 10

LONG ISLAND CITY, N.Y., November 4, 2004 -- Schick Technologies, Inc. (OTC BB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal second quarter ended September 30, 2004, on Wednesday, November 10, 2004, at 4:00 p.m. ET, and hold its conference call on Wednesday, November 10, 2004, commencing at 5:00 p.m. ET.

What:            Schick Technologies Fiscal Year 2005 Second Quarter Conference
                 Call

When:            Wednesday, November 10, 2004, 5:00 p.m. ET

Webcast address: http:// www.fulldisclosure.com, or www.streetevents.com

Dial-in numbers: 800-798-2864 (domestic), passcode # 77373633 or 617-614-6206 (international)

Contact:         Kevin McGrath, Cameron Associates, 212-245-4577
                 Kevin@cameronassoc.com

An audio digital replay of the call will be available from November 10, 2004, at approximately 7:00 p.m. ET until 11:59 p.m. ET on November 17, 2004 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 94684393. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company's earnings release, which is expected to be issued on November 10, 2004, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.